UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-12

                              PHARMION CORPORATION
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                (Name of Registrant as Specified In Its Charter)



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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     1)   Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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[ ]  Fee paid previously with preliminary materials.


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[ ]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Party:

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     4)   Date Filed:

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The following is the text of a press release issued by Pharmion Corporation on
February 26, 2008.

        ISS Recommends Pharmion Shareholders Vote for Merger with Celgene

      All Four Leading Independent Proxy Advisory Firms Recommend Pharmion
                   stockholders vote FOR merger with Celgene

           Special Meeting of Shareholders Scheduled For March 6, 2008

      Pharmion Corp. Urges All Shareholders to Vote FOR the Proposed Merger

     BOULDER, February 26, 2008 - Pharmion Corporation (Nasdaq: PHRM) today announced that Institutional Shareholder Services (ISS) has recommended that Pharmion stockholders vote FOR the merger agreement with Celgene Corporation (Nasdaq: CELG) at the Special Stockholders Meeting scheduled for March 6, 2008. With this recommendation, all four of the leading proxy advisory firms, ISS, Glass Lewis & Co., PROXY Governance, Inc. and Egan-Jones Proxy Services, have now recommended that Pharmion stockholders support the merger with Celgene.

"We are pleased that ISS, as well as the other leading independent proxy advisory firms - Glass Lewis & Co., PROXY Governance and Egan-Jones Proxy Services - have all recognized the strategic and economic logic of our merger with Celgene," said Patrick Mahaffy, Pharmion's president and chief executive officer. "ISS' conclusions confirm our conviction that the merger offers the best value to Pharmion stockholders."

ISS is a leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.

The Board of Directors of Pharmion unanimously recommends that stockholders vote "FOR" the approval and adoption of the agreement and plan of merger, and the approval of the merger as described in the proxy statement/prospectus and the supplement thereto.

About Pharmion

Pharmion Corporation is a leading global oncology company focused on acquiring, developing and commercializing innovative products for the treatment of hematology and oncology patients in the U.S., Europe and additional international markets. Pharmion has a number of products on the market including the world's first approved epigenetic drug, Vidaza(R), a DNA demethylating agent. For additional information about Pharmion, please visit the company's website at http://www.pharmion.com.

Additional Information about the Transaction and Where to Find It

This press release shall not constitute an offer of any securities for sale. The acquisition will be submitted to Pharmion's stockholders for their consideration. In connection with the acquisition, Celgene and Pharmion have filed with the SEC a registration statement, a proxy


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statement/prospectus (which was mailed to Pharmion stockholders on or about
February 6, 2008), a supplement thereto (which was mailed to Pharmion stockholders on or about February 19, 2008), and other relevant documents concerning the merger. Investors and stockholders of Celgene and Pharmion are urged to read the registration statement, the proxy statement/prospectus, the supplement thereto and other relevant documents filed with the SEC, as well as any amendments or supplements to such documents because they contain important information about Celgene, Pharmion and the merger. The proxy statement/prospectus, the supplement thereto, the registration statement, other relevant materials and any other documents filed by Celgene and Pharmion with the SEC, may be obtained free of charge at the SEC's web site at www.sec.gov. In addition, investors and stockholders may obtain free copies of the documents filed with the SEC by directing a written request to: Celgene Corporation, 86 Morris Ave., Summit, New Jersey 07901, Attention: Investor Relations, or Pharmion Corporation, 2525 28th Street, Suite 200, Boulder, Colorado 80301,
Attention: Investor Relations. Investors and stockholders are urged to read the proxy statement/prospectus, the supplement thereto, the registration statement and the other relevant materials before making any voting or investment decision with respect to the merger.

Participants in Solicitations

Pharmion and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from stockholders of Pharmion in connection with the merger. Information regarding Pharmion's directors and executive officers is available in Pharmion's proxy statement on Schedule 14 A for its 2007 annual meeting of stockholders, which was filed with the SEC on April 30, 2007. Additional information regarding the interests of such potential participants is included in the proxy statement/prospectus, as supplemented.

Contact Information
Breanna Burkart                       Anna Sussman
Director, Investor Relations and      Director, Investor Relations and
Corporate Communications              Corporate Communications
Phone: 720-564-9144                   Phone: 720-564-9143
bburkart@pharmion.com                 asussman@pharmion.com


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